UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2012

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2012, AMETEK, Inc. (the "Company") determined it would accelerate the vesting on 25,043.25 shares (16,695.5 shares pre-split) of restricted stock previously granted to John J. Molinelli pursuant to the 2007 Omnibus Incentive Compensation Plan. The accelerated vesting of these shares will be effective upon his retirement and separation from service from the Company as its Executive Vice President and Chief Financial Officer on July 1, 2012. Of these shares, 12,993.75 shares (8,662.5 shares pre-split) were scheduled to vest pro rata on a monthly basis through April 29, 2014 and 12,049.5 of these shares (8,033 shares pre-split) were scheduled to vest in three approximately equal installments on May 3 of 2013, 2014 and 2015. This action allows Mr. Molinelli to realize the value of his unvested Long-Term Incentive awards that he would otherwise forfeit as a result of his retirement and rewards him for his long and valued service to the Company. Mr. Molinelli has served the Company for over 43 years including 18 years as Chief Financial Officer.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

June 25, 2012	By:	/s/ Robert R. Mandos, Jr.

Name: Robert R. Mandos, Jr.
Title: Senior Vice President and Comptroller